Exhibit 10.1
GREEN BRICK PARTNERS, INC.
2014 OMNIBUS EQUITY INCENTIVE PLAN
OTHER STOCK-BASED AWARD AWARD AGREEMENT

This Other Stock-Based Award Award Agreement (this “Agreement”), made as of [Insert Date], by and between Green Brick Partners, Inc., a Delaware corporation (the “Company”), and [Insert Participant’s Name] (the “Participant”), evidences the grant by the Company of an Other Stock-Based Award designated as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Company’s 2014 Omnibus Equity Incentive Plan (as it may be amended, the “Plan”).  Unless otherwise provided herein, all capitalized terms shall have the same meaning as set forth in the Plan.  The Company and the Participant agree as follows:

WHEREAS, [Insert Reference to Provision in Employment Agreement Regarding Annual Bonus Opportunity]; and

WHEREAS, the Committee has determined that [Insert Relevant Percentage] of the Annual Bonus opportunity for the [Insert Fiscal Year] fiscal year will be granted in the form of an Other Stock-Based Award under the Plan.

1.             Award.

(a)           Subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Participant this Other Stock-Based Award which provides for the opportunity to be issued a number of shares of Common Stock as provided for herein.

(b)           This Other Stock-Based Award is designated as a Performance Compensation Award under Section 11 of the Plan.  The Performance Period with respect to this Other Stock-Based Award is [Insert Performance Period].

2.             Performance Criteria; Performance Goal; Performance Formula.

(a)           The Performance Criteria for purposes of this Other Stock-Based Award is [Insert Relevant Performance Goal(s)], which is a Performance Goal under clause [Insert Relevant Clause] of the definition of Performance Goal under the Plan.

(b)           The Performance Formula for purposes of this Other Stock-Based Award is as follows:

[Insert Relevant Performance Formula(e) and Payouts, including “Threshold Performance” and “Target Performance”]

3.             Certification/Negative Discretion.  Following the completion of the Performance Period, on the date that is two business days after the filing of the Company’s Annual Report on Form 10-K (“Form 10-K”) for the year ended [Insert Date] (such date, the “Certification Date”), the Committee shall review and certify in writing whether, and to what extent, the Performance Goals as set forth in Section 2 above for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of this Other Stock-Based Award (such amount, the “Bonus”) earned for the period based upon the Performance Formula.  The Committee shall then determine the amount actually payable under this Other Stock-Based Award for the Performance Period based on the Bonus and, in doing so, may apply Negative Discretion (such resulting aggregate amount, if any, the “Actual Bonus Amount”). In determining the Actual Bonus Amount, the Committee may reduce or eliminate the amount of the Bonus earned under the Performance Formula as set forth in Section 2 above through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.  The Committee shall not have the discretion, except as otherwise provided for in the Plan, to (a) grant or provide payment in respect of the Other Stock-Based Award for the Performance Period if the Performance Goals as set forth in Section 2 above for the Performance Period have not been attained or (b) increase the Other Stock-Based Award above the applicable limitations set forth in Section 5 of the Plan.

4.             Issuance of Shares.  To the extent that the Committee determines that Threshold Performance or Target Performance has been attained in accordance with Section 2 above, subject to the Participant’s continued employment through and including the date of issuance of the shares of Common Stock, the Participant will be entitled to receive a number of whole shares of Common Stock equal to the Actual Bonus Amount, if any, divided by the Fair Market Value of a share of Common Stock on the Certification Date (the “Award Shares”). Any fractional shares of Common Stock will be rounded down to the nearest whole share.  The Award Shares to be issued to the Participant shall be issued within ten (10) business days following the filing of the Company’s [Insert Fiscal Year] Form 10-K.

5.             Compliance with Laws and Regulations.  The transfer of Common Stock, if any, shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such transfer.

6.             Tax Withholding. The Company shall have the right, and is hereby authorized, to withhold the amount of any applicable withholding taxes in respect of this Other Stock-Based Award.  The Participant may satisfy such withholding (a) in cash or by check, (b) by having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to this Other Stock-Based Award a number of shares with a fair market value equal to such withholding liability or (c) by such other method as the Committee may permit in accordance with applicable law.

7.             Nontransferability.  Except as otherwise provided in the Plan, this Other Stock-Based Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8.             Representations and Warranties of Participant.  The Participant represents and warrants to the Company that:

(a)           Agrees to Terms of the Plan.  The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  The Participant acknowledges that there may be adverse tax consequences upon the grant of this Other Stock-Based Award or disposition of any shares of Common Stock issued hereunder and that the Participant should consult a tax adviser prior to such time.

(b)           Cooperation.  The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company to effectuate the transfer of the Common Stock underlying this Other Stock-Based Award or as otherwise contemplated by this Agreement or the Plan.

9.             Governing Law; Modification.  This Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law principles.  The terms of this Agreement may not be modified or waived except in writing signed by both parties that expressly refers to the term being waived or modified.

10.           Plan.  The terms and provisions of the Plan are incorporated herein by this reference and the Participant hereby, acknowledges receiving the copy of the Plan.  Except as otherwise specifically provided herein, this Other Stock-Based Award shall be subject to all of the terms of the Plan. If the provisions of this Agreement conflict with the discretionary terms of the Plan, the Agreement shall govern and control.

11.           Counterparts/Facsimile.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Facsimile copies or other reproduction of the parties’ signatures shall have the same force and effect as original signatures.

[Signature Page Next]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

GREEN BRICK PARTNERS, INC.

By:
Name:
Title:

PARTICIPANT

Name: [Insert Participant’s Name]